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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          IRI INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


                 Delaware                                 75-2044681
 (State of Incorporation or Organization)      (IRS Employer Identification No.)


1000 Louisiana, Suite 5900, Houston, Texas                   77002
 (Address of Principal Executive Offices)                 (zip code)



         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/


         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:
333-35117


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered
          -------------------                   ------------------------------
Common Stock $.01 Par Value Per Share          The New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                                 Title of class
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The description of Registrant's securities to be registered hereunder is incorporated by reference to the information under the heading "Description of Capital Stock" contained in the Registrant's Preliminary Prospectus subject to completion included in the Registrant's Registration Statement on Form S-1 (Registration No. 333-35117) filed on September 8, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). In addition, such description will be contained under the same headings in the Registrant's prospectus relating to such Registration Statement to be subsequently filed pursuant to Rule 424(b) under the Securities Act. Such prospectus, when filed, shall be deemed to be incorporated by reference herein.

ITEM 2.           EXHIBITS

                  None required.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   IRI INTERNATIONAL CORPORATION


                                   By:  /s/ Munawar H. Hidayatallah
                                        --------------------------------------
                                            Munawar H. Hidayatallah
                                            Executive Vice President - Finance
                                              and Chief Financial Officer

Dated:  November 10, 1997




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